Exhibit 10.2

SECOND AMENDMENT TO THE

AMENDED AND RESTATED ESCROW AGREEMENT

This SECOND AMENDMENT TO THE AMENDED AND RESTATED ESCROW AGREEMENT (this “Second Amendment”) is dated this 9th day of November, 2022, amends that certain AMENDED AND RESTATED ESCROW AGREEMENT (the “Original Agreement”) dated as of May 31, 2018, as amended on February 20, 2020 (the “First Amendment”), by and among Gladstone Land corporation (the “Company”) and UMB Bank, N.A. as escrow agent (the “Escrow Agent”) (collectively, the “Parties”)(the “Second Amendment,” the “First Amendment” and the Original Agreement” together the “Agreement”). All capitalized terms not defined herein shall have the meaning given to such term in the Original Agreement.

WHEREAS, the Company previously completed a public offering (the “Series B Offering”) of up to 6,000,000 shares of its Series B Preferred Stock, par value $0.001 per share, having a purchase price of $25.00 per share (for an aggregate offering amount of $150,000,000) (the “Series B Securities”), pursuant to the registration statement on Form S-3 of the Company (No. 333-217042) (as amended, the “Series B Offering Document”); and

WHEREAS, the Company has previously raised cash funds from Investors pursuant to a public offering (the “Series C Offering”) of up to 10,200,000 shares of its Series C Preferred Stock, par value $0.001 per share, having a purchase price of $25.00 per share (for an aggregate offering amount of $255,000,000) (the “Series C Securities”), pursuant to the registration statement on Form S-3 of the Company (No. 333-236943) (as amended, the “Series C Offering Document”); and

WHEREAS, upon completion of the Series C Offering, all funds held in the Escrow Account for the Series C Offering (the “Series C Investor Funds”) will be distributed to the Company or to Investors in accordance with Section 3 of the Agreement;

WHEREAS, upon completion of the Series C Offering the Company intends to raise cash funds from Investors pursuant to a public offering (the “Series E Offering”) of up to 8,000,000 shares of certain Series E Preferred Stock, par value $0.001 per share, having a purchase price of $25.00 per share (for an aggregate offering amount of $200,000,000) (the “Series E Securities”), pursuant to the registration statement on Form S-3 of the Company (No. 333-236943) and such additional registration statement on Form S-3 subsequently filed by the Company (as amended, the “Series E Offering Document”);

WHEREAS, instead of closing the Escrow Account and terminating the Escrow Agreement in accordance with Section 3 of the Original Agreement, the Company requests the Escrow Agent keep the Escrow Account open to accept funds from subscribers of the Series E Securities (the “Series E Investors” and such funds the “Series E Investor Funds”);

WHEREAS, in order to accomplish the foregoing, the Company desires to further amend the Original Agreement to allow for the deposit of the Series E Investor’s funds into the Escrow Account and to set forth the requirements with respect to the deposit and disbursement of the such;

WHEREAS, the Original Agreement may be amended by a written instrument executed by the parties thereto; and

WHEREAS, the Escrow Agent agrees to act as escrow agent with respect to the Series E Investor Funds deposited into the Escrow Account in accordance with the Agreement.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree to amend the Agreement as follows:

1.

The Company shall not simultaneously conduct the Series C Offering and the Series E Securities offering. Upon the completion of the Series C Offering, the Company shall provide written notice of the completion to the Escrow Agent (the “Series C Completion Notice”) and the Company shall not deposit nor permit any other person to deposit additional amounts into the Escrow Account relating to the Series C Offering. Prior to receipt of the Series C Completion Notice, the Escrow Agent may conclusively assume that any amounts deposited into the Escrow Account are Series C Investor Funds. Upon receipt of the Series C Completion Notice, the Escrow Agent may conclusively assume that any amounts thereafter deposited into the Escrow Account are Series E Investor Funds.

2.	As of the date of the Escrow Agent’s receipt of the Series C Completion Notice, the definition of the following terms shall be amended as follows:

(a)	The term “Offering” shall mean the Series E Offering;

(b)	The term “Securities” shall mean the Series E Securities.

(c)	The term “Investors” shall mean the Series E Investors;

(d)	The term “Investor Funds” shall be defined as the checks, wire transfers and other funds received from Series E Investors in payment for the Series E Securities.

3.	As of the date of the Escrow Agent’s receipt of the Series C Completion Notice, Section 3 is hereby amended and restated as follows:

The Escrow Agent, upon receipt of Escrow Release Notice, attached hereto as Exhibit C, shall periodically transfer any portion of the Investor Funds to the Company or such other parties as set forth in the applicable Escrow Release Notice. The Escrow Agent shall effect such transfer by the close of business on the date the Escrow Agent receives the applicable Escrow Release Notice; provided, however, if the Escrow Agent receives the applicable Escrow Release Notice after 2pm Central Time, then the Escrow Agent shall effect such transfer by the close of business on the next succeeding business day. If the Escrow Agent has not previously received an Escrow Release Notice by the Termination Date, the Escrow Agent shall return any Investor Funds held to the Investors. Notwithstanding the foregoing, except for a return of Investor Funds to the applicable Investor, the Escrow Agent shall not transfer Investor Funds to any party until after it has received an executed and valid IRS Form W-9, or valid substitute thereto, from such party.

4.

The Company warrants that this Second Amendment is permitted by and in compliance with the Series C Offering and the Series E Offering. The Original Agreement, except as expressly modified by the First Amendment and this Second Amendment shall continue unmodified and in full force and effect.

5.	No provision of this Second Amendment may be changed or modified, except by an instrument in writing signed by each of the parties hereto.

6.	This Second Amendment shall be governed and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law.

IN WITNESS WHEREOF, the parties have duly executed this Second Amendment of the date first above written.

Gladstone Land Corporation

By:	/s/ Lewis Parrish
Name:	Lewis Parrish
Title:	Chief Financial Officer

UMB BANK, N.A., as escrow agent

By:	/s/ Lara L. Stevens
Name:	Lara L. Stevens
Title:	Vice President

Exhibit C

FORM OF ESCROW RELEASE NOTICE

Date:

UMB Bank, National Association

928 Grand Blvd., 12th Floor

Kansas City, Missouri 64106

Attn: Corporate Trust and Escrow Services

Ladies and Gentlemen:

In accordance with the terms of Section 3 of the Amended and Restated Subscription Escrow Agreement dated as of May 31, 2018 as amended by that certain First Amendment dated as of February 20, 2020 and that certain Second Amendment dated as of November 9, 2022 (as the same may be amended from time to time”) among Gladstone Land Corporation (the “Company”) and UMB Bank, National Association (the “Escrow Agent”), the Company hereby notifies the Escrow Agent that the                      closing will be held on                      for gross proceeds of $            .

PLEASE DISTRIBUTE FUNDS BY WIRE TRANSFER (or as indicated) AS FOLLOWS (wire instructions attached):

$
$

Very truly yours,

GLADSTONE LAND CORPORATION as the Company
By:
Name:
Title: